EXHIBIT 99.1

ARTELO BIOSCIENCES, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Artelo Biosciences, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Artelo Biosciences, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2025, and 2024, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2015.

Houston, Texas

February 23, 2026, except for Notes 1, 2, 6, 7, 9, and 12 which are dated March 17, 2026

F-2

ARTELO BIOSCIENCES, INC.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31,	December 31,
	2025	2024

ASSETS
Current Assets
Cash and cash equivalents	$600	$2,338
Prepaid expenses and other current assets	95	219
Total Current Assets	695	2,557
Operating lease right-of-use assets	64	99
Intangible asset	2,039	2,039
Other assets	3	3
TOTAL ASSETS	$2,801	$4,698

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$3,035	$1,676
Due to related parties	345	61
Operating lease liabilities - current portion	40	35
Accrued interest - convertible notes	11	-
Accrued interest – convertible notes – related party	4	-
Convertible notes	437	-
Convertible notes – related party	172	-
Total Current Liabilities	4,044	1,772

Operating lease liabilities	29	69
TOTAL LIABILITIES	4,073	1,841

STOCKHOLDERS' EQUITY
Preferred Stock, par value $0.001, 23,148 shares authorized, 0 shares issued and outstanding as of December 31, 2025, and 2024	-	-
Common Stock, par value $0.001, 166,666,667 shares authorized and 673,008 and 189,194 shares issued and outstanding as of December 31, 2025, and 2024, respectively	1	-
Additional paid-in capital	62,014	53,195
Accumulated deficit	(63,015)	(50,136)
Accumulated other comprehensive loss	(272)	(202)
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY	(1,272)	2,857

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$2,801	$4,698

The accompanying notes are an integral part of these audited consolidated financial statements.

F-3

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	Year ended
	December 31,
	2025	2024

OPERATING EXPENSES
General and administrative	$5,981	$4,115
Research and development	5,423	5,993
Total Operating Expenses	11,404	10,108

Loss from Operations	(11,404)	(10,108)

OTHER INCOME (EXPENSE)
Gain on investment	22	-
Interest expense	(194)	-
Interest expenses - related party	(83)	-
Loss on extinguishment of debt	(825)	-
Loss on extinguishment of debt - related party	(333)	-
Net change in fair value of digital assets	(62)	-
Net change in fair value of trading marketable securities	-	282
Total other (expense) income	(1,475)	282

Provision for income taxes	-	-

NET LOSS	$(12,879)	$(9,826)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(70)	1
Total Other Comprehensive Income (Loss)	(70)	1

TOTAL COMPREHENSIVE LOSS	$(12,949)	$(9,825)

Basic and Diluted Loss per Common Share	$(37.75)	$(54.89)

Basic and Diluted Weighted Average Common Shares Outstanding	343	179

The accompanying notes are an integral part of these audited consolidated financial statements.

F-4

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Stockholders’ Equity

(In thousands)

			Additional		Accumulated Other
	Common stock		paid-in	Accumulated	Comprehensive
	Shares	Amount	capital	Deficit	Income (loss)	Total

Balance, December 31, 2023	184	$-	$52,265	$(40,310)	$(203)	$11,752

Common stock issued for cash, net of issuance costs	5	-	112	-	-	112
Stock based compensation	-	-	818	-	-	818
Net loss for the period	-	-	-	(9,826)	-	(9,826)
Other comprehensive loss	-	-	-	-	1	1
Balance, December 31, 2024	189	$-	$53,195	$(50,136)	$(202)	$2,857

Common stock issued for cash, net of issuance costs	443	1	6,150	-	-	6,151
Warrants exercised	41	-	132	-	-	132
Fair value of warrants issued upon extinguishment of debt	-	-	1,395	-	-	1,395
Stock-based compensation	-	-	1,142	-	-	1,142
Net loss for the period	-	-	-	(12,879)	-	(12,879)
Other comprehensive loss	-	-	-	-	(70)	(70)
Balance, December 31, 2025	673	$1	$62,014	$(63,015)	$(272)	$(1,272)

The accompanying notes are an integral part of these audited consolidated financial statements.

F-5

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Cash Flows

(In thousands)

	Year ended
	December 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,879)	$(9,826)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,142	818
Net change in fair value of trading marketable securities	-	(282)
Net change in fair value of digital assets	62	-
Non-cash lease expense	35	33
Loss on extinguishment of debt	825	-
Loss on extinguishment of debt - related party	333	-
Amortization of debt discounts and debt issuance costs	146	-
Amortization of debt discounts and debt issuance costs - related party	62	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	129	457
Accounts payable and accrued liabilities	1,308	449
Accounts payable - related parties	283	31
Accrued interest	48	-
Accrued interest – related party	21	-
Fixed cash payments related to operating leases	(35)	(30)
Net cash used in operating activities	(8,520)	(8,350)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of digital assets	(250)	-
Proceeds from disposition of digital assets	188	-
Investment in trading marketable securities	-	(481)
Proceeds from disposition of marketable securities	-	8,250
Net cash (used in) provided by investing activities	(62)	7,769

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common shares for cash, net	6,151	112
Proceeds from issuance of convertible notes, net	419	-
Proceeds from issuance of convertible notes, net – related party	189	-
Proceeds from exercise of warrants	132	-
Repayment of convertible note	(24)	-
Net cash provided by financing activities	6,867	112

Effect of exchange rate changes on cash	(23)	(8)

Net change in cash and cash equivalents	(1,738)	(477)
Cash and cash equivalents - beginning of period	2,338	2,815
Cash and cash equivalents - end of period	$600	$2,338

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Initial recognition of the right-of-use asset and lease liability	$-	$111

 The accompanying notes are an integral part of these audited consolidated financial statements.

F-6

ARTELO BIOSCIENCES, INC.

Notes to the Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Artelo Biosciences, Inc. (“we”, “us”, “our”, the “Company”) is a Nevada corporation incorporated on May 2, 2011, and based in Solana Beach, California. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”), and the Company’s fiscal year end is December 31.

The Company registered wholly owned subsidiaries in Ireland, Trinity Reliant Ventures Limited, on November 11, 2016, in the United Kingdom (“UK”), Trinity Research & Development Limited, on June 2, 2017 and in Canada, Artelo Biosciences Corporation, on March 18, 2020. On January 8, 2020, Trinity Research and Development Limited changed its name to Artelo Biosciences Limited. Operations in the subsidiaries have been consolidated in the financial statements.

The Company is a clinical stage biopharmaceutical company focused on developing therapeutics that target lipid-signaling pathways, including treatments intended to modulate the endocannabinoid system (the “ECS”), a family of receptors and neurotransmitters that form a biochemical communication network throughout the body.

Going Concern

The Company has incurred losses since inception and incurred a net loss of $12,879 during the year ended December 31, 2025. As of December 31, 2025, we had cash and cash equivalents of $600.

In July 2023, the Company filed a $75,000 in aggregate value shelf registration statement on Form S-3 which became effective on July 14, 2023. The shelf registration statement is effective for three years and permits the Company to sell, from time to time, up to $75,000 of the Company’s common stock, preferred stock, debt securities, warrants, and/or units subject to a limit of one-third (1/3) of the Company’s public float within a twelve (12) month period if the public float of the Company is less than $75,000 as of relevant measurement dates under applicable securities laws.

On May 1, 2025, the Company issued at-market, unsecured convertible notes with gross proceeds of $900. The convertible notes bore interest at 12.0% and had a maturity of 180 days. The convertible notes were subject to voluntary and automatic provisions for conversion into the Company’s common stock, as well as conversion into warrants to purchase the Company’s common stock for a five-year period at a price of $18.72 per share, as adjusted for the subsequent reverse stock splits. Certain members of the Company’s board of directors, an officer and consultants to the Company acquired $350 of the convertible notes. On October 28, 2025, Artelo Biosciences, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) pursuant to which it issued and sold to certain investors (the “Investors”), and the Investors purchased (by converting all or a portion of the unconverted “Voluntary Conversion” portion of unpaid principal balance and accrued interest due to such Investors upon the maturity of the convertible promissory notes issued to the Investors on May 1, 2025): (i) convertible notes (the “Notes”) to the Investors in an aggregate principal amount of $692, of which $195 was to related parties; and (ii) warrants (the “Warrants”) to purchase an aggregate of 146,067 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $10.20 per share (collectively, the “Offering”). The Notes have a maturity of 180 days and bear interest at 12.0%.

On June 24, 2025, the Company entered into a securities purchase agreement with the purchasers named therein, for the private placement of (i) 45,618 shares of the Company’s common stock at $17.46 per share, (ii) pre-funded warrants to purchase 31,060 shares of common stock at an exercise price of $0.003 per share at $17.457 per pre-funded warrant, (iii) warrants to purchase 153,351 shares of common stock at an exercise price of $17.46 per share, and (iv) warrants to purchase 76,678 shares of common stock at an exercise price of $30.00 per share. Total gross proceeds were $1,425, net proceeds were $1,079 after transaction costs of $346.

F-7

On July 18, 2025, the Company entered into an At-The-Market Offering Agreement (the “Sales Agreement”) with R.F. Lafferty & Co., Inc. (“R.F. Lafferty”) under which we may offer and sell up to $6.5 million of shares of our common stock from time to time through an “at the market” offering program under which R.F. Lafferty will act as sales agent. Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number or dollar amount of shares to be issued, the time period during which sales are requested to be made, limitations on the number or dollar amount of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, R.F. Lafferty may sell the shares by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). We have no obligation to sell any shares under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement. The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3, including the prospectus supplement contained therein, which was declared effective by the SEC on July 14, 2023. During the year ended December 31, 2025, 16,952 shares were sold under the Sales Agreement for net proceeds of $442.

On August 4, 2025, the Company entered into a securities purchase agreement for an at-the market PIPE (private investment in public equity) for the purchase and sale of securities at a price of $31.35 per unit, consisting of: (a) 302,229 shares of common stock (or pre-funded warrants in lieu thereof); (b) three-year warrants to purchase 302,229 shares of common stock at an exercise price of $30.60 per share; and (c) three-year warrants to purchase 302,229 shares of common stock at an exercise price of $150.00 per share, for expected aggregate gross proceeds of approximately $9,475. The Company agreed that the net proceeds of the sale would be used to purchase Solana’s native token, SOL. On August 19, 2025, this securities purchase agreement was terminated with mutual consent of the Company and investors and all proceeds received from investors were returned.

On September 4, 2025, the Company entered into an underwriting agreement (the “First Underwriting Agreement”) with R.F. Lafferty & Co., Inc. (“Underwriter”), the sole book-running manager and underwriter, relating to an underwritten offering of (i) 213,641 shares of common stock at a price to the public of $13.20 per share, and (ii) pre-funded warrants to purchase up to 13,631 shares of common stock at an exercise price of $0.003 per share, at a price to the public of $13.197 per pre-funded warrant, for aggregate gross proceeds of approximately $3,000, before deducting underwriting discounts and commissions and other estimated offering expenses of $310 resulting in net proceeds of $2,690. The offering was closed on September 5, 2025. The Company delivered the securities to the Underwriter on the same day. Pursuant to the First Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to an additional 34,090 shares of common stock at the share purchase price per share and/or pre-funded warrants at the pre-funded warrant purchase price, less the underwriting discounts to cover overallotments, if any. The Underwriter purchased an additional 19,305 shares of common stock under this option for net proceeds of $237.

On September 30, 2025, the Company entered into an underwriting agreement (the “Second Underwriting Agreement”) with the Underwriter, the sole book-running manager and underwriter, relating to an underwritten offering of (i) 147,070 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company at a price to the public of $13.20 per share (the “Share Purchase Price”), and (ii) pre-funded warrants to purchase up to 4,445 shares of common stock at an exercise price of $0.003 per share at a price to the public of $13.197 per pre-funded warrant, for aggregate gross proceeds of approximately $2,000, before deducting underwriting discounts and commissions and the other estimated offering expenses of $240 resulting in net proceeds of $1,760. Pursuant to the Second Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to an additional 22,727 shares of common stock at the share purchase price per share and/or pre-funded warrants at the pre-funded warrant purchase price, less the underwriting discounts to cover over-allotments, if any. This option was not exercised by the Underwriter.

To continue operations, the Company will be required to raise additional funds by completing additional equity or debt offerings or licensing our product candidates. There can be no assurance that the Company will be successful in acquiring additional funding, that the Company’s projections of its future working capital needs will prove accurate, or that any additional funding would be sufficient to continue operations in future years. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. The accompanying consolidated financial statements do not include any adjustments to reflect the future effects on the recoverability and classification of assets or the amounts and classification of liabilities if the Company is unable to continue as a going concern.

F-8

Negative Global or National Events

Businesses have been and will continue to be impacted by a number of challenging global and national events and circumstances that continue to evolve, including tariffs, trade disputes, extreme weather conditions, increased economic uncertainty, inflation, interest rate fluctuation, recent and any potential future financial institution failures, and conflicts in Eastern Europe, the Middle East and in other countries. The extent of the impact of these events and circumstances on our business, operations and development timelines and plans remains uncertain, and will depend on certain developments, including the duration and scope of the events and their impact on our development activities, third-party manufacturers, and other third parties with whom we do business, as well as its impact on regulatory authorities and our key scientific and management personnel. We have been and continue to actively monitor the potential impacts that these various events and circumstances may have on our business, and we take steps, where warranted, to minimize any potential negative impacts on our business resulting from these events and circumstances. The ultimate impact of these global and national events and circumstances, either individually or in aggregate, is highly uncertain and subject to change.

Reverse Stock Split

On June 12, 2025, the Company filed with the Secretary of State of the State of Nevada a Certificate of Change, pursuant to Nevada Revised Statutes 78.209, to effect a one-for-six (1-for-6) reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding common stock, par value $0.001 per share. The Reverse Split was effective as of 12:01 a.m. Eastern Time on June 13, 2025. Pursuant to the Nevada Revised Statutes 78.207, the Company’s board of directors has the authority to effect a reverse stock split without stockholder approval if the number of authorized shares of common stock and the number of outstanding shares of common stock are proportionally reduced.

As a result of the Reverse Split, each six (6) pre-split shares of common stock outstanding were automatically combined into one (1) new share of common stock without any action on the part of the holders, and the number of outstanding shares of common stock was reduced from 3,280,000 to approximately 546,667. The number of authorized shares of common stock was reduced from 50,000,000 to 8,333,333, while the number of authorized shares of preferred stock was reduced from 416,667 to 69,444. On August 28, 2025, the Company held a special meeting of stockholders in which the shareholders voted to increase the authorized number of shares of common stock from 8,333,333 shares to 500,000,000 shares.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with GAAP. All amounts in these financial statements, notes and tables have been rounded to the nearest thousand dollars, except share and per share amounts, unless otherwise indicated.

Basis of Consolidation

The financial statements have been prepared on a consolidated basis, including the Company’s wholly owned subsidiaries, Trinity Reliant Ventures Limited, Artelo Biosciences Limited and Artelo Biosciences Corporation. All intercompany transactions and balances have been eliminated.

Research and Development (“R&D”)

R&D expenses consist primarily of costs related to clinical studies and outside services, personnel expenses, and R&D consultants. Clinical studies and outside services costs relate primarily to services performed by clinical research organizations associated with clinical trials and related clinical or development manufacturing costs, materials, and supplies, filing fees, regulatory support, and other third-party fees. Personnel expenses relate primarily to salaries and benefits. R&D expenditures are charged to operations as incurred.

F-9

The Company recognizes R&D tax credits when received from the United Kingdom government for spending on R&D as an offset of R&D expenses. The Company received R&D tax credits of $704 and $1,349 during the years ended December 31, 2025, and 2024, respectively.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, commercial paper, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $600 and $2,338 in cash and cash equivalents at December 31, 2025, and 2024, respectively.

Periodically, the Company may carry cash balances at financial institutions more than the federally insured limit of $250 per institution. The amount in excess of the Federal Deposit Insurance Corporation insurance as of December 31, 2025, was approximately $171. The Company has not experienced losses on these accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Intangible Assets

The Company capitalizes certain costs related to the acquisition of intangible assets. If such assets are determined to have a finite useful life they are amortized on a straight-line basis over the estimated useful life.

The Company tests its intangible assets for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others and without limitation: a significant decline in the Company’s expected future cash flows; a sustained, significant decline in the Company’s stock price and market capitalization; a significant adverse change in legal factors or in the business climate of the Company’s segments; unanticipated competition; and slower growth rates. The Company determined that there was no impairment of its intangible assets at December 31, 2025, and 2024.

Digital Assets

The Company’s digital assets consisted solely of our investment in Solana’s native token, SOL, which the Company divested prior to December 31, 2025. The cost basis of the Company’s digital assets is calculated using the first-in, first-out (FIFO) method.

The Company initially records its digital assets at their cost, which includes the capitalization of any transaction costs or fees, which are subsequently, remeasured at fair value based on the SOL price quoted from its principal market at the end of each reporting period in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized on the consolidated statements of operations.

Foreign Currency Transactions

The Company has operations outside of the United States, which results in exposure to market risks from changes in foreign currency rates. The financial risk arises from the fluctuations in foreign exchange rates and the degrees of volatility in these rates. Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included as other comprehensive income.

F-10

Financial Instruments

The Company follows ASU 2022-03, ASC Subtopic “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions” (“ASC 820”), which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying amounts shown of the Company’s financial instruments including cash and cash equivalents and accounts payable approximate fair value due to the short-term maturities of these instruments.

Stock-Based Compensation

The Company utilizes the Black-Scholes option pricing model to estimate the fair value of stock option awards at the date of grant, which requires the input of highly subjective assumptions, including expected volatility and expected life. Changes in these inputs and assumptions can materially affect the measure of estimated fair value of our share-based compensation. These assumptions are subjective and generally require significant analysis and judgment to develop. When estimating fair value, some of the assumptions will be based on, or determined from, external data and other assumptions may be derived from our historical experience with stock-based payment arrangements. The appropriate weight to place on historical experience is a matter of judgment, based on relevant facts and circumstances. The Company accounts for forfeitures of stock options as they occur.

Net Loss per Share of Common Stock

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding stock options and warrants.

For the years ended December 31, 2025, and 2024, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result was anti-dilutive.

	December 31,	December 31,
	2025	2024
Stock options	75,998	43,035
Warrants	466,263	7,772
	542,261	50,807

F-11

Segment Reporting

Operating segments are defined as components of an enterprise about which separate and discrete information is available for evaluation by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and assess performance. The Company’s CODM is its chief executive officer. The Company’s CODM evaluates the Company’s operations and manages its business as a single operating segment. All of the Company’s long-lived assets are held in the United States. Refer to Note 3 for the Company’s disclosure on its single operating segment.

New Accounting Standards Adopted

During the year ended December 31, 2025, the Company adopted ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”). The standard requires all entities holding cryptocurrency assets to measure these assets at fair value and disclose significant holdings. As the current reporting period was the first period in which the Company held cryptocurrency assets, there was no impact on any prior reporting periods as a result of the adoption of this standard.

NOTE 3 – SEGMENT REPORTING

Operating segments are comprised of the components of an entity in which separate information is available for evaluation by the Company’s CODM, or group of decision makers, in determining how to allocate resources in evaluating performance. The Company consists of a single reporting segment: life science. The life science segment is comprised of the Company’s development of therapeutics that target lipid-signaling modulation pathways, including the ECS, a network of receptors and neurotransmitters that form a biochemical communication system throughout the body. The Company’s CODM is its chief executive officer.

The accounting policies of the life science segment are as described in the summary of significant accounting policies. The CODM evaluates the performance of the life science segment based on the Company’s net loss as reported on the income statement as consolidated net loss. The Company’s segment assets are reported on the balance sheet as its total consolidated assets.

The Company has not generated any revenue since its inception and expects to continue to incur losses into the foreseeable future as it continues to conduct research and development related activities through all stages of product development and clinical trials and subsequently seek approval from the respective regulatory authorities. The Company’s CODM utilizes cash forecast models to determine the Company’s investment in the life sciences segment. These models are reviewed regularly to monitor the Company’s operating results and performance and compared to the Company’s cash-based forecasts.

	Year ended
	December 31,
	2025	2024

General and administrative
Employee and director compensation	$1,253	$1,173
Stock-based compensation	674	501
Professional fees	2,846	1,133
Other general and administrative (a)	1,208	1,308
Total general and administrative	$5,981	$4,115

F-12

	Year ended
	December 31,
	2025	2024

Research and development
Employee compensation	$1,278	$1,166
Stock-based compensation	467	317
Professional fees	3,666	5,169
Research and development tax credits	(704)	(1,349)
Other research and development (b)	716	690
Total research and development	$5,423	$5,993

(a)	Consists of investor relations, travel and other office expenses.
(b)	Consists of supplies and other items used in research and development activities.

NOTE 4 – DIGITAL ASSETS

During the year ended December 31, 2025, the Company purchased 1,524.69 units of Solana cryptocurrency at a cost of $250, which were subsequently sold with proceeds to the Company of $188 and a loss of $62 was recognized. The Company did not hold any digital assets as of December 31, 2025, and 2024.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2025, and 2024, a company owned by the Senior Vice President, European Operations, provided consulting services totaling $19 and $9, respectively. As of December 31, 2025, and 2024, there was $3 and $1, outstanding, respectively.

During the years ended December 31, 2025, and 2024, a company significantly influenced by a director of a subsidiary of the Company provided professional services totaling $79 and $100, respectively. As of December 31, 2025, and 2024, there was $8 and $36 outstanding, respectively.

During the years ended December 31, 2025, and 2024, a company controlled by a director of a subsidiary of the Company provided professional services totaling $84 and $78, respectively. As of December 31, 2025, and 2024, there was $0 and $24 outstanding, respectively.

As of December 31, 2025, and 2024, there was $333 and $0, respectively, payable to directors of the Company for unpaid board compensation.

NOTE 6 – CONVERTIBLE NOTES

Between April 27, 2025, and May 1, 2025, the Company entered into subscription agreements with various investors, pursuant to which the Company issued convertible notes (the “Notes”) to the investors in an aggregate principal amount of $900 (collectively, the “Notes Offering”). A portion of the Notes was convertible into shares of the Company’s common stock, at the election of each investor, pursuant to the Voluntary Conversion (defined below) and the remaining portion of each Note was to be converted into warrants to purchase shares of the Company’s common stock. The sale and issuance of the Notes closed on May 1, 2025.

At the Maturity Date (defined below), the investor had the ability (at the investor’s sole option) to convert all of that certain unpaid portion of principal and accrued interest of the investor’s Note into shares of common stock (the “Voluntary Conversion”), specifically into that number of shares of common stock (the “Converted Shares”) equal to the unpaid principal balance and any accrued interest of each Note divided by $23.22. The amount of principal balance and any accrued interest of each Note convertible pursuant to the Voluntary Conversion was equal to the number of Converted Shares multiplied by $18.72. Should the investor not elect Voluntary Conversion, such portion of the unpaid principal balance and any accrued interest of each Note subject to Voluntary Conversion became immediately due and payable in cash.

F-13

The Notes accrued interest at a rate of 12% per annum, which would have adjusted to 20% upon an Event of Default (as defined in the Notes). All unpaid principal, together with any then unpaid and accrued interest and other amounts payable thereunder, became due and payable 180 days after the closing of the Notes Offering (the “Maturity Date”). Upon the closing of the Notes, the Company recorded deferred debt costs of $163 associated with transaction costs of the Notes.

Effective October 28, 2025, the Company entered into an agreement pursuant to which it issued and sold to certain investors, and the investors purchased (by converting all or a portion of the unconverted portion of unpaid principal balance and accrued interest due to such investors upon the maturity of the convertible promissory notes issued to the investors on May 1, 2025): (i) convertible notes in an aggregate principal amount of $692, of which $195 was for related parties; (ii) warrants to purchase an aggregate of 146,067 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $10.20 per share; and (iii) warrants to purchase an aggregate of 82,170 warrants of the Company’s common stock, par value $0.001 per share, at an exercise price of $18.72 per share. The notes will accrue interest at a rate of 12% per annum. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable thereunder, shall be due and payable 180 days after the effective date. At any time prior to the Maturity Date, all or any portion of the outstanding principal amount of the Notes, together with the accrued and unpaid interest, shall be convertible, in whole or in part, into shares of Common Stock, at a conversion price of $10.20. Each warrant is immediately exercisable after issuance for five (5) years. The Company accounted for this transaction as an extinguishment of debt in accordance with ASC 470, Debt, and realized a loss on the extinguishment of debt of $1,158 during the year ended December 31, 2025 of which $333 was from related parties.

The Company utilizes the Black-Scholes model to value its warrants. During the year ended December 31, 2025, the Company utilized the following assumptions:

Year ended
December 31,
2025
Expected term	2.50 years
Expected average volatility	105%
Expected dividend yield	-
Risk-free interest rate	3.50%

As of December 31, 2025, the net carrying value of the Notes is $609 which includes principal of $692 and deferred debt costs of $83. During the year ended December 31, 2025, the Company recorded interest expense of $278 associated with the accretion of accrued interest of $69 and $209 amortization of deferred debt costs.

NOTE 7 – EQUITY

Preferred Stock

The Company has authorized 23,148 shares of preferred stock with a par value of $0.001 per share.

As of December 31, 2025, and 2024, there were no shares of preferred stock issued or outstanding.

Common Stock

The Company has authorized 166,666,667 shares of common stock with a par value of $0.001 per share. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which an action of the stockholders of the Company is sought.

As of December 31, 2025, and 2024, there were 673,008 and 189,194, respectively, shares of common stock issued and outstanding, respectively.

Subsequent to the year ended December 31 2025, up to the date of filing of this report, the Company issued 83 post reverse split round up shares for the fractional shares with respect to the Company’s executed 3:1 reverse stock split with the effective date of March 9, 2026. These fractional shares have been included within these financial statements as they all relate to shares issued and outstanding as of December 31, 2025. All common stock share, option, warrant and per share amounts have been retroactively adjusted in these consolidated financial statements and related disclosures.

On June 26, 2025, the Company closed a private placement of (i) 45,618 shares of the Company’s common stock at $17.46 per share, (ii) pre-funded warrants to purchase 31,060 shares of common stock at an exercise price of $0.003 per share at $17.457 per pre-funded warrant, (iii) warrants to purchase 153,351 shares of common stock at an exercise price of $17.46 per share, and (iv) warrants to purchase 76,678 shares of common stock at an exercise price of $30.00 per share. Each share or, at the election of the purchaser in lieu of shares, each pre-funded warrant, was issued and sold along with two (2) $17.46 warrants and one (1) $30.00 warrant. The combined purchase price for the securities was (i) $18.585 per share of common stock and three accompanying warrants and (ii) $18.582 per pre-funded warrant and three accompanying warrants. Total gross proceeds were $1,425, net proceeds were $1,079 after transaction costs of $346.

On July 18, 2025, the Company entered into a Sales Agreement with R.F. Lafferty under which we may offer and sell up to $6.5 million of shares of our common stock from time to time through an “at the market” offering program under which R.F. Lafferty will act as sales agent. Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number or dollar amount of shares to be issued, the time period during which sales are requested to be made, limitations on the number or dollar amount of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, R.F. Lafferty may sell the shares by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act. We have no obligation to sell any shares under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement. The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3, including the prospectus supplement contained therein, which was declared effective by the SEC on July 14, 2023. During the year ended December 31, 2025, 16,952 shares were sold under the Sales Agreement for net proceeds of $442.

F-14

On September 4, 2025, the Company entered into an underwriting agreement (the “First Underwriting Agreement”) with R.F. Lafferty & Co., Inc. (“Underwriter”), the sole book-running manager and underwriter, relating to an underwritten offering of (i) 213,641 shares of common stock at a price to the public of $13.20 per share, and (ii) pre-funded warrants to purchase up to 13,631 shares of common stock at an exercise price of $0.003 per share, at a price to the public of $13.197 per pre-funded warrant, for aggregate gross proceeds of approximately $3,000, before deducting underwriting discounts and commissions and other estimated offering expenses of $310 resulting in net proceeds of $2,690. The offering was closed on September 5, 2025. The Company delivered the securities to the Underwriter on the same day. Pursuant to the First Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to an additional 34,090 shares of common stock at the share purchase price per share and/or pre-funded warrants at the pre-funded warrant purchase price, less the underwriting discounts to cover overallotments, if any. The Underwriter purchased an additional 19,305 shares of common stock under this option for net proceeds of $237.

On September 30, 2025, the Company entered into an underwriting agreement (the “Second Underwriting Agreement”) with the Underwriter, the sole book-running manager and underwriter, relating to an underwritten offering of (i) 147,070 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company at a price to the public of $13.20 per share (the “Share Purchase Price”), and (ii) pre-funded warrants to purchase up to 4,445 shares of common stock at an exercise price of $0.003 per share at a price to the public of $13.197 per pre-funded warrant, for aggregate gross proceeds of approximately $2,000, before deducting underwriting discounts and commissions and the other estimated offering expenses of $240 resulting in net proceeds of $1,760. Pursuant to the Second Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to an additional 22,727 shares of common stock at the share purchase price per share and/or pre-funded warrants at the pre-funded warrant purchase price, less the underwriting discounts to cover over-allotments, if any. This option was not exercised by the Underwriter.

Warrants

A summary of activity of the warrants during the years ended December 31, 2025, and 2024 is as follows:

	Number of	Weighted Average	Weighted Average
	shares	Exercise Price	Life (years)
Outstanding, December 31, 2023	13,480	$793.26	1.10
Granted	-	-	-
Expired	(5,708)	1,808.64	-
Exercised	-	-	-
Outstanding, December 31, 2024	7,772	$202.50	0.79
Granted	507,403	15.78	5.00
Expired	(7,772)	202.50	-
Exercised	(41,140)	3.20	-
Outstanding, December 31, 2025	466,263	$16.89	4.84

The intrinsic value of the warrants as of December 31, 2025, is $94. All of the outstanding warrants are exercisable as of December 31, 2025.

F-15

2018 Equity Incentive Plan

On February 28, 2025, the number of shares available under the Company’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”), was increased by 26,898 shares of common stock.

As of December 31, 2025, the 2018 Plan permits the Company to issue up to an aggregate of 111,855 shares of common stock of which 35,857 shares are available to be issued.

Options granted during the year ended December 31, 2025

In July 2025, the Company granted options to certain employees, officers, and consultants to purchase a total of 17,794 shares of the Company’s Common Stock with an exercise price of $33.09 and vesting as follows: one forty-eighth (1/48th) of the shares subject to the option shall vest each month following the Vesting Commencement Date on the same day of the month as the Vesting Commencement Date, such that the option shall be fully vested on the four (4) year anniversary of the Vesting Commencement Date. The vesting commencement date is January 1, 2025.

In July 2025, the Company granted options to certain employees, officers, and consultants to purchase a total of 15,169 shares of the Company’s Common Stock with an exercise price of $33.09 and vesting as follows: fifty percent (50%) of the shares subject to the option shall vest January 1, 2026 and the remaining fifty percent (50%) of the shares subject to the option shall vest January 1, 2027. The vesting commencement date is January 1, 2025.

Options granted during the year ended December 31, 2024

In January 2024, the Company granted options to an officer of the Company to purchase an aggregate of 5,112 shares of the Company’s Common Stock with an exercise price of $26.82 and vesting as follows: twenty-five (25%) of the shares subject to the option shall vest on the one-year anniversary of the vesting commencement date, and one forty-eighth (1/48th) of the shares subject to the option shall vest each month thereafter on the same day of the month as the vesting commencement date. The vesting commencement date is January 5, 2024.

On March 5, 2024, the Company granted options to certain employees, officers and consultants to purchase a total of 8,453 shares of the Company’s common stock with an exercise price of $26.46 and vesting as follows: twenty-five percent (25%) of the shares subject to the option shall vest on the one (1) year anniversary of the vesting commencement date, and one forty-eighth (1/48th) of the shares subject to the option shall vest each month thereafter on the same day of the month as the vesting commencement date. The vesting commencement date is March 5, 2024.

On December 20, 2024, the Company granted options to directors to purchase a total of 588 shares of the Company’s common stock with an exercise price of $17.0568 and one hundred percent (100%) of the shares subject to the option shall vest on the earlier of (i) the one (1) year anniversary of the vesting commencement date, or (ii) the day prior to the date of the annual meeting of the Issuer's stockholders next following the vesting commencement date. The vesting commencement date is December 20, 2024.

F-16

The following is a summary of stock option activity during the years ended December 31, 2025 and 2024:

	Options Outstanding		Weighted Average
	Number of	Weighted Average	Remaining life
	Options	Exercise Price	(years)
Outstanding, December 31, 2023	28,828	$287.46	8.07
Granted	14,153	26.20	10.00
Exercised	-	-	-
Forfeited/canceled	-	-	-
Outstanding, December 31, 2024	43,035	$33.08	7.76
Granted	32,963	33.09	10.00
Exercised	-	-	-
Forfeited/canceled	-	-	-
Outstanding, December 31, 2025	75,998	$33.09	7.95

Exercisable options, December 31, 2025	29,103	$36.62	7.06

 Valuation

The Company utilizes the Black-Scholes model to value its stock options. During the years ended December 31, 2025, and 2024, the Company utilized the following assumptions:

	Year ended	Year ended
	December 31,	December 31,
	2025	2024
Expected term	5.50 - 5.78 years	3.08 - 6.08 years
Expected average volatility	97 - 98%	87 - 110%
Expected dividend yield	-	-
Risk-free interest rate	3.87%	4.02 - 4.44%

During the year ended December 31, 2025, the Company granted 32,963 options, valued at $849 of which 13,831 options, valued at $356, were for related parties. During the year ended December 31, 2024, the Company granted 14,153 options, valued at $307 of which 6,306 valued at $137 were for related parties. During the years ended December 31, 2025, and 2024, the Company recognized stock-based compensation expense of $1,142 and $818, respectively. As of December 31, 2025, $720 remains unamortized, of which $414 is for related parties. The intrinsic value of options outstanding as of December 31, 2025, and 2024, is $0 and $0, respectively.

NOTE 8 – INCOME TAXES

The Company has not made provisions for income taxes for the years ended December 31, 2025, and 2024 since the Company has not generated taxable income and has the benefit of net operating losses in these periods.

Due to uncertainties surrounding the Company’s ability to generate future taxable income to realize deferred income tax assets arising as a result of net operating losses carried forward, the Company has not recorded any deferred income tax assets as of December 31, 2025. The Company has incurred an aggregate net operating loss of $37,780; the net operating loss carry forwards will begin to expire in varying amounts beginning with the year ended December 31, 2034, subject to its eligibility as determined by respective tax regulating authorities. The Company’s net operating loss carry forwards may be subject to annual limitations, which could eliminate, reduce or defer the utilization of the losses because of an ownership change as defined in Section 382 of the Internal Revenue Code. U.S. Federal tax returns are closed by statute for years through 2015. The status of state and non-U.S. tax examinations varies due to the numerous legal entities and jurisdictions in which the Company operates.

Net deferred tax assets consist of the following components as of:

	December 31,	December 31,
	2025	2024
NOL Carryover	$7,817	$5,678
Valuation allowance	(7,817)	(5,678)
Net deferred tax asset	$-	$-

F-17

NOTE 9 – INTANGIBLE ASSET

The Company capitalized the costs associated with acquiring the exclusive worldwide license to develop and commercialize products comprising or containing the compound ART27.13 as an intangible asset at a value of $2,039 as of December 31, 2025, and 2024.

The amount capitalized consisted of a $1,500 payment and the fair value of 227 shares of common stock of $539. During the year ended December 31, 2025, no additional costs met the criteria for capitalization as an intangible asset.

NOTE 10 – LEASE

On May 12, 2021, the Company entered into a lease arrangement for office space in the U.S. with Beckman/Lomas LLC, an entity controlled by a close family member of a director. Effective June 1, 2022, the related party divested its interests in the property, and as such, the lease agreement no longer constitutes a related party transaction. On March 6, 2024, the Company entered into an amended agreement with the landlord to extend the lease commencing in September 2024, and effective until August 2027.

The following summarizes right-of use asset and lease information about the Company’s operating leases as of December 31, 2025:

	Years ended
	December 31,
	2025	2024

Lease cost
Operating lease cost	$35	$32

Other information
Cash paid for operating cash flows from operating leases	$35	$30
Right-of-use assets obtained in exchange for new operating lease liability	$-	$111

Weighted-average remaining lease term — operating leases (year)	1.58	2.58
Weighted-average discount rate — operating leases	7.50%	7.50%

Future minimum lease payments under the operating lease liability have non-cancellable lease payments at December 31, 2025, as follows:

Total
Year Ended December 31,
2026	$43
2027	30
2028	-
2029	-
Thereafter	-
73
Less: Imputed interest	(4)
Operating lease liabilities	69

Operating lease liability - current	40
Operating lease liability - non-current	$29

F-18

NOTE 11 – COMMITMENTS AND CONTINGENCIES

The Company has certain financial commitments relating to research and development contracts as of December 31, 2025, as follows:

•	The Company is invoiced monthly in connection with several research and development contracts.
•	The Company may be obligated to make additional payments related to research and development contracts entered into, dependent on the progress and milestones achieved through the programs.
•

The Company’s principal executive office is currently located at 505 Lomas Santa Fe Drive, Suite 160, Solana Beach, CA, USA. Additionally, we have an office outside Manchester, UK, which serves as administrative spaces for managing our subsidiaries, Trinity Reliant Ventures, Ltd (Ireland) and Artelo Biosciences Limited (UK). We do not currently own any properties, laboratories, or manufacturing facilities. The Solana Beach lease runs through August 2027, and the Manchester UK lease is month-to-month.

NOTE 12 – SUBSEQUENT EVENTS

On January 30, 2026, the Company entered into an Equity Purchase Agreement, dated as of January 30, 2026 (the “Purchase Agreement”), with Square Gate Capital Master Fund, LLC – Series 5, (“Square Gate”), pursuant to which the Company has the right, but not the obligation, to direct Square Gate to purchase up to $25 million (the “Initial Commitment Amount”) in shares of common stock, par value $0.001 per share, of the Company, which at the Company’s sole discretion can be increased by an additional $25 million once the Initial Commitment Amount has been exhausted, subject to the terms and conditions contained in the Purchase Agreement.

In consideration for Square Gate’s execution and delivery of the Purchase Agreement, the Company issued 35,342 shares of Common Stock to Square Gate (the “Commitment Shares”) and 62,124 pre-funded warrants to purchase up to 62,124 shares of Common Stock at an exercise price of $0.003 per share (the “Pre-funded Warrants”), having an aggregate value, as of January 30, 2026, of $500,000, as shares and/or as pre-funded warrants. The Commitment Shares will be deemed fully earned on the date of the Purchase Agreement. In addition, the Company will be responsible for up to $35,000 of Square Gate’s customary due diligence and legal fees in connection with the Purchase Agreement.

The Company will be prohibited from conducting any Variable Rate Transaction (as defined in the Purchase Agreement) without the prior written consent of Square Gate from any Put Date until the end of any Standstill Period (as defined in the Purchase Agreement); provided, however, that the Company may effect sales pursuant to a customary “at-the-market” facility with a FINRA-registered broker-dealer as sales agent.

On March 10, 2026, the Company executed a 3:1 reverse stock split affecting both the authorized and issued and outstanding amounts of its Common Stock and Preferred Stock.  These consolidated financial statements reflect the impact of this reverse stock split.

F-19